Exhibit 99

Keefe, Bruyette & Woods Regional Banking Conference February 28, 2007

Disclaimer This presentation contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving the Company's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may,"or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in our SEC reports and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

M&T - A Name known in Buffalo since 1856 One of the 20 Largest U.S. Banks $13.2 Billion Market Cap $57.1 Billion in assets +670 branches in 7 States and the District of Columbia Serving customers in 2 million households and +150,000 businesses +13,300 employees +1,500 ATM's

Recent Financial Results

M&T Bank Corporation - Earnings Per Share Summary (1) Excludes merger-related costs and amortization expense associated with intangible assets. *Intangible Amortization net of tax: Dec. 2005 YTD =$35MM, Dec. 2006 YTD = $38MM Merger-related costs net of tax: Dec. 2006 YTD = $3MM ($ in millions)

M&T Bank Corporation - Key Ratios (1) Excludes amortization related to intangible assets and merger-related expenses.

M&T Bank Corporation - Average Loans ($ in billions)

M&T Bank Corporation - Operating Expense Summary ($ in millions) (1) Excludes intangible amortization and merger-related expenses.

Tangible Efficiency Ratio Note 1: Ratio excludes amortization expense associated with intangible assets, merger-related expenses, and G/L on investment securities. Note 2: Top 50 banks based on asset size as of December 31, 2006. Source: SNL Financial

Historical Credit Cycle - Annual Trend, 1991-2006 Source: SNL Financial Note: Top 50 banks based on asset size as of December 31, 2006.

Total Revenue & Net Operating Income by Region ($ in millions) Includes Buffalo, Rochester, Southern, Syracuse, Albany/HVD North Includes NYC, Philadelphia, Tarrytown Includes PA less Philadelphia Includes Baltimore, Washington DC, Chesapeake Excludes intangible amortization and merger-related expenses

Average Loan & Non-Wholesale Deposit Growth by Region ($ in millions) Includes Buffalo, Rochester, Southern, Syracuse, Albany/HVD North Includes NYC, Philadelphia, Tarrytown Includes PA less Philadelphia Includes Baltimore, Washington DC, Chesapeake (5) Non-Wholesale Deposits exclude Foreign Deposits, Institutional CD's, Broker CD's and Broker Money Market.

6 new locations / 59 new ATM sites in 2006 8% increase in "customer facing" employees 1 branch and 18 ATMs at Baltimore-Washington airport in late 2006 and 2007 Additional branch openings / relocations in 2007 Progress in Mid-Atlantic Markets

Investments

Buffalo / Rochester retail branches Mid-Atlantic insurance agency (Hess, Egan) Bayview Lending Group Opportunistic Investments

Recently purchased minority interest in Bayview Lending Group LLP (BLG) Small balance commercial lending origination and securitization Passive investment for M&T Investment in BLG

Financed with existing cash Use of equity method of accounting GAAP and Net Operating EPS impact: Accretive over first twelve months Dilutive over first 6 months Investment in BLG

13th consecutive year of double digit growth 33% dividend increase; 18% CAGR since 1983 Efficiency a core competency Continued progress in Mid-Atlantic markets Opportunistic investments in core franchise 2006 Summary

Historical Performance

Return of Capital to Shareholders Cumulative Capital Retained, Dividends and Share Repurchases 1983 - 2006 $2.6 Billion $2.0 Billion $1.1 Billion Share Repurchases Dividends Capital Retained 2735.76 1223.996 2104.875 $2.7 Billion $2.1 Billion $1.2 Billion

What Makes M&T Unique?* Management's Interest aligned with Shareholders' Interests Over 50% Ownership between AIB, M&T Insiders and Warren Buffett AIB Berkshire Hathaway- Warren Buffett Other Shareholders M&T Management, Directors and Employees * As of 2/28/06. Includes options & deferred bonus shares. * As of 2/28/06. Includes options & deferred bonus shares.

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2.11 2.53 2.5 3.13 3.24 3.58 4.78 4.95 6 6.73 7.37 0.078 0.088 0.56 0.56 0.87 1.05 0.34 0.75 0.38 0.3 0.36 * Net operating EPS excludes amortization of intangible assets and merger-related costs. Note: GAAP and net operating EPS in 1998-2002 have been restated for expensing stock options. M&T Diluted EPS 1996 - 2006, GAAP & Net Operating* 1996 - 2006 EPS CAGR GAAP 13.3% Net Operating* 13.4% $3.69 $4.11 $4.63 $5.12 $5.70 $6.38 $3.06 $2.61 $2.19 $7.03 GAAP EPS Net Operating EPS $7.73

1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Diluted Net Operating Earnings 0.09 0.3 0.41 0.48 0.73 0.6 0.57 0.8 0.93 1.31 1.35 1.58 1.88 2.19 2.61 3.06 3.69 4.11 4.63 5.12 5.7 6.38 7.03 7.73 Dividends 0.05 0.053 0.063 0.07 0.08 0.095 0.11 0.125 0.14 0.16 0.19 0.22 0.25 0.28 0.32 0.38 0.45 0.625 1 1.05 1.2 1.6 1.75 2.25 M&T Per Share Data 1983-2006 +21% CAGR Note: Data prior to 1998 does not include provisions of SFAS No. 123 and No.148 stock option expensing. CAGRs calculated using 1983 as base year. +18% CAGR $7.73

24.4% Annual rate of return since 1980* 14th best return of the entire universe of over a thousand U.S. based stocks that have traded publicly since 1980 $2,725 invested in M&T in 1980 would be worth $1 million today M&T Bank Corporation... a solid investment *CAGR calculated assuming reinvestment of dividends through December 31, 2006. Source: IDC & Factset

Keefe, Bruyette & Woods Regional Banking Conference February 28, 2007

Appendix

Reconciliation of GAAP and Non-GAAP Results of Operation

Reconciliation of GAAP and Non-GAAP Results of Operation